UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2020

ALPINE IMMUNE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
188 East Blaine Street, Suite 200
Seattle, Washington 98102
(Address of principal executive offices, including zip code)
(206) 788-4545
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

On Tuesday, June 16, 2020, Alpine Immune Sciences, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) at 1:30 p.m., Pacific Time, as a web-hosted, virtual meeting. As of the close of business on April 20, 2020, the record date for the 2020 Annual Meeting, there were 18,587,892 shares of common stock entitled to vote at the meeting. 17,218,595 shares of common stock were present in person or by proxy at the meeting (92.63%), which constituted a quorum for the transaction of business.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company’s board of directors (the “Board”) previously approved, subject to stockholder approval, an amendment to the Company’s 2018 Equity Incentive Plan (as so amended, the “Plan”). At the 2020 Annual Meeting, the Company’s stockholders approved the Plan. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors, and consultants, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares.
Following the approval of the Plan at the 2020 Annual Meeting, the maximum number of shares that may be issued pursuant to awards under the Plan is 2,523,634 shares, plus any shares subject to awards granted under the prior Nivalis Therapeutics, Inc. 2015 Equity Incentive Plan or the Amended and Restated 2015 Stock Plan that, on or after the date the Board initially approved the Company’s 2018 Equity Incentive Plan, expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by the Company, up to a maximum of 1,972,784 additional shares. The Plan also includes an evergreen provision that provides for an automatic annual increase to the number of shares available for issuance under the Plan on January 1st of each year, equal to the least of (i) 1,500,000 shares, (ii) 5% of the outstanding shares of common stock as of the last day of the Company’s immediately preceding fiscal year or (iii) such lesser amount determined by the administrator. For additional information regarding the Plan, please refer to the heading “Description of the 2018 Plan” contained in Proposal No. 2 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 5, 2020 (the “Proxy Statement”). Such summary is incorporated herein by reference and is qualified in its entirety by the text of the Plan.
The foregoing description is not a complete summary of the terms of the Plan and is qualified in its entirety by the terms of the Plan, which is filed as Exhibit 10.1 and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2020 Annual Meeting, the stockholders voted on the following three proposals, each of which is described in more detail in the Proxy Statement. The matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter were as follows:
Proposal 1. Election of Directors
The stockholders voted on a proposal to elect three Class II directors to the Board, each to serve a three-year term. The results of the voting were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mitchell H. Gold, M.D.	15,540,715	203,904	1,473,976
Jay Venkatesan, M.D.	15,531,790	212,829	1,473,976
Xiangmin Cui, Ph.D.	15,312,354	432,265	1,473,976
Pursuant to the foregoing votes, each of the director nominees was elected to serve on the Board. There were no additional director nominations brought to the 2020 Annual Meeting.
Proposal 2. Approval of Amendment of the 2018 Equity Incentive Plan
The stockholders voted on a proposal to approve the Plan. The results of the voting included 14,049,271 votes for, 547,731 votes against, 1,147,617 votes abstained and 1,473,976 broker non-votes. The Plan was approved.

Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders voted on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The results of the voting included 17,212,475 votes for, 5,788 votes against, 332 votes abstained and zero broker non-votes. The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020 was ratified.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	2018 Equity Incentive Plan, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2020	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer